Exhibit A-11

No.                                                    Shares


               MISSISSIPPI POWER & LIGHT COMPANY
    INCORPORATED UNDER THE LAWS OF THE STATE OF MISSISSIPPI
  ADJUSTABLE RATE PREFERRED STOCK, CUMULATIVE, $100 PAR VALUE



                                                  CUSIP
                           See Reverse for certain definitions


THIS CERTIFIES THAT ____________________________ is the owner of




                       S P E C I M E N







          FULLY PAID AND NONASSESSABLE SHARES OF THE ADJUSTABLE RATE PREFERRED STOCK, CUMULATIVE, $100 PAR VALUE, of MISSISSIPPI POWER & LIGHT COMPANY transferable or assignable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. A full statement of the classes of stock of the Corporation authorized to be issued and the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, and the variations in the relative rights and preferences between the shares of each series of Preferred Stock and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series, is herein incorporated by reference to the provisions of the Articles of Incorporation of the Corporation, which are on file in the office of the Secretary of State of Mississippi, and a copy of which is on file with the Transfer Agent. A copy of said provisions certified by an officer of the Corporation will be furnished by the Corporation or its Transfer Agent, without charge, to and upon the request of any certificate holder. The Adjustable Rate Preferred Stock, Cumulative, $100 Par Value, is issued subject to all provisions of said Articles of Incorporation and the holder hereof, by accepting this certificate, assents to and is bound by all of the provisions, as now or hereafter amended, of said Articles of Incorporation. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

          WITNESS the seal of this Corporation and the signatures of its duly authorized officers.

Dated:


     Secretary                                     President


Registrar                                     Transfer Agent

Authorized Officer                        Authorized Officer



Registered                               Countersigned
By:                                      By:

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -as tenants in common
TEN ENT   -as tenants by the entireties
JT TEN    -as joint tenants with right
           of survivorship and not as
           tenants in common

UNIF GIFT MIN ACT - __________ Custodian _______________
                     (Cust)               (Minor)
                     under Uniform Gift to Minors
Act______________________________________
         (State)
Additional abbreviations may also be used though not in the above list.

     For value received, ________________________ hereby sell, assign and transfer unto [PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE] _______________________________
________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee

_________________________________________________________________

___________________________________________________________Shares

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint____________________
________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,_________________________________

                         _____________________________________

In Presence of

_________________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, every particular, without alteration or enlargement, or any change whatever.